UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2007

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Agreement with Kwagga Gold (Barbados) Limited

On December 12, 2007, Wits Basin Precious Minerals Inc. (the “Registrant”) entered into a Sale of Shares Agreement (the “Sale Agreement”) with AfriOre International (Barbados) Limited (“AfriOre”), a Barbados company, and Kwagga Gold (Barbados) Limited, a Barbados company and wholly owned subsidiary of AfriOre (“Kwagga Barbados”), which specifies terms and conditions by which the Registrant may acquire the remaining 65% equity interest of Kwagga Barbados (the “Remaining Interest”). The Registrant currently owns 35% of the issued and outstanding shares of capital stock of Kwagga Barbados pursuant to a Shareholders Agreement among the Registrant, AfriOre and Kwagga Barbados, dated August 27, 2004, as amended August 30, 2004 (the “Initial Agreements”), which were filed as Exhibits 10.1 and 10.2, respectively, to the Registrant’s Form 8-K filed September 1, 2004.

In order for the Registrant to acquire the Remaining Interest, all of the following must occur as described below pursuant to the Sale Agreement: (1) on or before June 14, 2008 (or such extended date as agreed to by the parties), South Africa’s Minister of Minerals and Energy must consent in writing to the change in the controlling interest in Kwagga Gold (Proprietary) Limited (the “Consent”), a South Africa company and wholly owned subsidiary of Kwagga Barbados (“Kwagga Pty”); (2) the Registrant must incur certain exploration expenditures in the aggregate amount of at least USD$1.4 million; and (3) the Registrant must pay to AfriOre an amount equal to USD$1.162 million (the “Payment”) on the earlier of (a) December 31, 2008 or (b) within three months following the final date of the completion of the required USD$1.4 million exploration expenditures noted above in subsection (2). The closing of this transaction will occur three business days following the receipt of the Consent (the “Closing Date”), at which time the Registrant will acquire the Remaining Interest and simultaneously grant to AfriOre a security interest in the share collateral that comprises the Remaining Interest pursuant to a form of Charge Over Shares annexed to the Sale Agreement as Annex 2. Such security interest will not be released by AfriOre until such time as the Registrant incurs the exploration expenditures and makes the Payment as described above. Until such Closing Date, the Initial Agreements will remain in full force and effect. However, as of the Closing Date, the Sale Agreement will supersede the Initial Agreements, and the Initial Agreements will be of no further force or effect. In the event the parties do not obtain the Consent, the Sale Agreement will lapse and the terms and conditions set forth therein will be null and void and of no further force or effect.

As additional consideration for entering into the Sale Agreement, AfriOre will be entitled to a 2% gross royalty on all sales of gold and any other related products by the Registrant, pursuant to the terms and conditions provided for in Annex 1 to the Sale Agreement. The Registrant may buy back 1% of the 2% gross royalty for a one-time cash payment of USD$2 million.

In connection with the Sale Agreement, the Registrant entered in an operating agreement with Kwagga Pty, dated December 12, 2007 (the “Operating Agreement”). Pursuant to the Operating Agreement, the Registrant will serve as the manager of exploration, evaluation, development and mining of certain mineral properties in South Africa of which Kwagga Pty owns a 100% interest. The Registrant will be compensated for its management services pursuant to the accounting procedure set forth in Annex 2 of the Operating Agreement. The Registrant may terminate the Operating Agreement for any reason upon three months’ notice to Kwagga Pty.

Copies of the Sale Agreement and Operating Agreement are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. Attached hereto as Exhibit 99.1 is a press release filed by the Registrant on December 13, 2007 with respect to the execution of the Sale Agreement and the Operating Agreement, which is incorporated herein by reference.

(b) Entry into Settlement Agreement with Easyknit

On December 18, 2007, Registrant, Easyknit Enterprises Holdings Limited (“Easyknit”), and Race Merger, Inc., a wholly owned subsidiary of Easyknit (“Race”), entered into a Settlement Agreement and General Release (the “Settlement Agreement”) whereby the parties agreed to dismiss with prejudice and release each other from all claims, counterclaims and defenses that touched upon or arose out of the parties’ Merger Agreement or which were asserted or could have been asserted in the litigation between the parties venued in the District Court in the Fourth Judicial District of the State of Minnesota.

(c) Termination Agreement with SSC Mandarin Group Limited

On July 27, 2007, the Registrant entered into (1) a Sale and Shares and Claims Agreement with SSC Mandarin Group Limited (“SSC”) and China Global Mining Resources, a British Virgin Islands corporation (“CGMR BVI”), pursuant to which the Registrant acquired from SSC 100% of the equity interest in CGMR BVI, and (2) a Sale and Shares and Claims Agreement with SSC and China Global Mining Resources, a Hong Kong corporation (“CGMR HK”), pursuant to which the Registrant acquired from SSC 100% of the equity interest in CGMR HK. The Sale and Shares and Claims Agreements relating to both CGMR BVI and CGMR HK are referred to herein as the “CGMR Agreements”. CGMR BVI holds rights to acquire interests in certain nickel (the Xing Wang Mine) and iron ore mining properties (Maanshan Zhaoyuan Mining Co. Ltd., Xiaonanshan Mining Co., Ltd., and Changjiang Mining Company Limited) located in the PRC. CGMR HK is a shell corporation. Registrant has yet to receive from SSC documents of title relating to CGMR BVI and CGMR HK and other closing deliverables in accordance with the terms of the CGMR Agreements. Registrant has on numerous occasions demanded that SSC transfer such documents to Registrant in accordance with the terms of such CGMR Agreements.

Also on July 27, 2007, Registrant entered into an Option Agreement (the “Option Agreement”) with SSC Mandarin Financial Services Limited (“SSCM FS”), an affiliate of SSC, and SSC - Sino Gold Consulting Co., Ltd. a company incorporated under the laws of the People’s Republic of China (the “PRC”) (“Sino”), pursuant to which the Registrant acquired a three-year option to purchase a 60% equity interest Sino at an exercise price of $5 million. Sino holds rights to acquire an 80% interest in Tongguan Taizhou Gold Mining Co., Ltd., which holds licenses relating to a gold mine located in the Shaanxi province of the PRC.

On October 15, 2007, the Registrant received a notice of termination of the CGMR Agreements from SSC, whereby SSC alleged that the parties agreed to certain amended terms to the CGMR Agreements, and that Registrant has breached those amended terms. Registrant denies that such amended terms were ever agreed upon, and asserts that the CGMR Agreements have been executed and delivered by the respective parties and that consideration for the transfer of equity interest has been paid by Registrant to SSC Mandarin. Accordingly, Registrant asserted that the CGMR Agreements have been consummated and are not terminable. Registrant disclosed these events in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2007, which is incorporated herein by reference.

On December 12, 2007, the Registrant entered into a Termination of Option Agreement (the “Termination Agreement”) by and among SSC, CGMR BVI, and CGMR HK, in order to resolve the dispute with SSC.

Pursuant to the terms of the Termination Agreement, the Registrant (1) relinquishes its right to purchase a 60% equity interest in Sino (being the 80% interest in Tongguan Taizhou Gold Mining Co., Ltd.); (2) is deemed to own 100% of CGMR BVI (being the rights to acquire interests in certain nickel (the Xing Wang Mine) and iron ore mining properties (Maanshan Zhaoyuan Mining Co. Ltd., Xiaonanshan Mining Co., Ltd., and Changjiang Mining Company Limited) located in the PRC); (3) is deemed to own 100% of CGMR HK (which is a shell corporation with no assets); (4) is deemed to own the Maanshan WFOE; and (5) is deemed to own the Hubei WFOE. The acronym WFOE is defined as Wholly Foreign Owned Enterprise (which is a limited liability company wholly owned by the foreign investor(s)).

The Registrant is required to pay to SSC by February 10, 2008 (1) $1.85 million HK Dollars (approximately US$237,000) related to prior investments in the Maanshan WFOE; and (2) $2 million HK Dollars (approximately US$256,000) related to prior investments in the Hubei WFOE. The Registrant must further pay to SSC, by the latter of March 12, 2008 or the date that final due diligence is completed on the title and permits relating to the Maanshan and Hubei WFOE’s, $2.25 million relating to contributions by SSC to the Maanshan WFOE. The Registrant is entitled to reduce the payments to be made to SSC by certain direct expenses of third party professionals that it engaged in obtaining the Sino Option Agreement. Registrant is also entitled to offset its payment obligations to SSC by amounts owed to Registrant by SSC.

SSC is required to pay to the Registrant by the latter of March 12, 2008 or the date that final due diligence is completed on the title and permits relating to the Maanshan and Hubei WFOE’s, $1.75 million US Dollars relating to funds that the Registrant had paid in order to maintain the Tongguan Taizhou Gold Mining Co., Ltd. interests. SSC is entitled to reduce the payment to be made to the Registrant by certain direct expenses of third party professionals that it engaged in connection with the Xing Wang Mine and the Maanshan Zhaoyuan Mining Co. Ltd., Xiaonanshan Mining Co., Ltd., and Changjiang Mining Company Limited properties. SSC is further entitled to offset its payment obligations to Registrant by amounts owed to SSC by Registrant.

The Registrant and SSC agree to release each other from all claims, prior and future actions, except in the case of fraud.

A copy of the Termination Agreement is filed herewith as Exhibit 10.3, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT	DESCRIPTION
10.1	Sale of Shares Agreement between and among the Registrant, AfriOre International (Barbados) Limited and Kwagga Gold (Barbados) Limited, dated December 12, 2007.
10.2	Operating Agreement between the Registrant and Kwagga Gold (Proprietary) Limited, dated December 12, 2007.
10.3
Termination Agreement by and among the Registrant, SSC Mandarin Group Limited, China Global Mining Resources, BVI, China Global Mining Resources, HK, SSC Mandarin Financial Services Limited and SSC – Sino Gold Consulting Co., Ltd. dated December 12, 2007.

99.1	Press Release dated December 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: December 18, 2007	By:	/s/ Mark D. Dacko

Mark D. Dacko Chief Financial Officer